UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 30, 2005, Clayton Williams Energy, Inc. (the “Company”) announced that it consummated the sale of leasehold interests in two leases in the Breton Sound area in the Gulf of Mexico (offshore Louisiana) to an undisclosed buyer on August 24, 2005.  The Company received net proceeds of approximately $21 million after post-effective closing adjustments.  The assets sold include a 10% non-operated working interest in four wells and a production platform.  The Company’s net daily production from these wells for the six months ended June 30, 2005 averaged approximately 72 barrels of oil and 2.8 MMcf of gas.  The Company will record a gain on this sale of approximately $16 million during the third quarter of 2005.

Also on August 30, 2005, the Company announced the suspension of approximately 95% of its Louisiana production due to the area evacuation brought on by Hurricane Katrina.  Daily production, net of the Company’s interest, of approximately 10,000 Mcf of gas and 1,100 barrels of oil is being affected by the suspension.  Louisiana production accounts for approximately 25% of the Company’s oil and gas production.

A copy of the news release announcing these events is being furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	News Release dated August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

August 31, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and
Chief Operating Officer

August 31, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and
Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 99.1	News Release dated August 30, 2005